February 7, 1997              Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TCI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

94-3026925
(IRS Employer Identification No.)


222 Caspian Drive, Sunnyvale, CA              94089
(Address of principal executive offices)    (Zip Code)


TCI INTERNATIONAL, INC.
1995 Non-Employee Director Stock Option Plan
(Full title of the plan)


John W. Ballard
President and Chief Executive Officer

TCI INTERNATIONAL, INC.
222 Caspian Drive, Sunnyvale, CA  94089
(Name and address of agent for service)

(408) 747-6100
(Telephone number, including area code,
of agent for service)

               CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
Title of                               Maximum      Maximum
Securities              Amount         Offering     Aggregate      Amount of
to be                   to be           Price       Offering     Registration
Registered          Registered(1)    per Share(2)   Price(2)         Fee
Options to Purchase    292,885          N/A          N/A             N/A
Common Stock

Common Stock,
$0.01 par value        292,885          $6.38        $1,868,606.30   $567.00


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Non-Employee Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of TCI International, Inc.

(2) The shares of Common Stock registered under this Registration Statement have also been registered under Registration Statement No. 33-280875 for issuance under the Registrant's 1981 Stock Option Plan.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of TCI
International, Inc. on February 5, 1997 as reported by the Nasdaq National Market.



PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

TCI International, Inc. (the "Registrant") hereby incorporates by reference into this Registration
Statement the following documents previously filed with the Securities and Exchange Commission (the
"Commission"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed with the Commission on December 30, 1996; and

(b)     The Registrant's Registration Statement
No. 0-10877 on Form 8-A, filed with the Commission on January 27, 1983, as amended on Form S-4 (File No. 33-
11265), in which there is described the terms, rights and provisions applicable to the Registrant's common stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended (the
"1934 Act') after the date of this Registration
Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration
Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

               Not applicable.

Item 5.  Interests of Named Experts and Counsel

               Not applicable.

Item 6.  Indemnification of Directors and Officers

Article VII, Section 6 of the Bylaws of the Registrant provides for indemnification of directors to the extent provided by law. Section 145 of the Delaware General
Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to such Bylaw provision, the Registrant has entered into agreements with its directors and certain officers providing for indemnification for all actions against such persons related to their performance of services for the Registrant, except where the conduct of the director or officer is knowingly fraudulent, deliberately dishonest, constitutes willful misconduct, or is a violation of the federal short-swing trading rules. The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

               Not applicable.

Item 8.  Exhibits

Exhibit Number     Exhibit

4.0                Instruments Defining Rights of
                   Stockholders.  Reference is made to
                   Registrant's Registration Statement
                   No. 0-10877 on Form 8-A, as amended
                   on Form S-4 (File No. 33-11265),
                   which is incorporated herein by
                   reference pursuant to Item 3(c) of
                   this Registration Statement.

5.0                Opinion and Consent of Brobeck,
                   Phleger & Harrison LLP.

23.1               Consent of KPMG Peat Marwick LLP.

23.2               Consent of Deloitte & Touche LLP.

23.3               Consent of Brobeck, Phleger &
                   Harrison LLP is contained in
                   Exhibit 5.

24.0               Power of Attorney.  Reference is made
                   to page II-4 of this Registration
                   Statement.

99.1               TCI International, Inc. 1995 Non-
                   Employee Director Stock Option Plan.

99.2               Form of Notice of Grant.

99.3               Form of Stock Option Agreement.



Item 9.  Undertakings.

A.  The undersigned Registrant hereby undertakes:  (1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration
Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Non-Employee Director Stock Option
Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933
Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934
Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item
6 above, or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 7th day of February, 1997.


TCI INTERNATIONAL, INC.

By /s/ John W. Ballard
       John W. Ballard
       President, Chief Executive Officer
       and Director


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of TCI
International, Inc., a Delaware corporation, do hereby constitute and appoint John W. Ballard and John W.
Ballard III, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration
Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration
Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                Title                                Date

/s/ John W. Ballard       President, Chief Executive           February 7, 1997
    John W. Ballard       Officer, and Director (Principal
                          Executive Officer)

/s/ John W. Ballard, III  Chief Financial Officer (Principal   February 7, 1997
    John W. Ballard, III  Financial and Accounting Officer)

/s/ E.M.T. Jones          Chairman of the Board of Directors   February 7, 1997
    E.M.T. Jones

/s/ Hamilton W. Budge     Director                             February 7, 1997
    Hamilton W. Budge

/s/ Asaph H. Hall         Director                             February 7, 1997
    Asaph H. Hall

/s/ C. Alan Peyser        Director                             February 7, 1997
    C. Alan Peyser

/s/ Donald C. Cox         Director                             February 7, 1997
    Donald C. Cox




SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.


EXHIBITS TO FORM S-8 UNDER SECURITIES ACT OF 1933

TCI INTERNATIONAL, INC.


EXHIBIT INDEX


Exhibit Number     Exhibit

4.0                Instruments Defining Rights of
                   Stockholders.  Reference is made to
                   Registrant's Registration No. 0-10877
                   on Form 8-A, as amended on Form S-4
                   (File No. 3-11265) which is
                   incorporated herein by reference
                   pursuant to Item 3(c) of this
                   Registration Statement.

5.0                Opinion and Consent of Brobeck,
                   Phleger & Harrison LLP.

23.1               Consent of KPMG Peat Marwick LLP.

23.2               Consent of Deloitte & Touche LLP.

23.3               Consent of Brobeck, Phleger &
                   Harrison LLP is contained in
                   Exhibit 5.

24.0               Power of Attorney.  Reference is made
                   to page II-4 of this Registration
                   Statement.

99.1               TCI International, Inc. 1995 Non-
                   Employee Director Stock Option Plan.

99.2               Form of Notice of Grant.

99.3               Form of Stock Option Agreement.